NAREIT Investor Forum
Wednesday, June 3, 2009
and
Thursday, June 4, 2009

• Business Overview
• Summary of 1st Quarter 2009
• Summary of 2008 Financial Results
• Development Update
• Financial Strategies
• 2009 Challenges
• History of Consistent Success & Investor Reward

Business Overview

4

State of the Industry
Tanger - Myrtle Beach - Hwy 17, SC

5

Tanger - Myrtle Beach - Hwy 501, NC
Growth Prospects

1st Quarter 2009 Highlights

 ▪ 11.9% increase in FFO per share to $0.66 from $0.59 for 1Q08.
 ▪ 2.4% increase in same center NOI.
 ▪ Quarter end occupancy of 93.5% for stabilized, wholly-owned properties.
 ▪ Comparable tenant sales decreased 3.2% to $338 per square foot.
 ▪ Completed an exchange offer on May 8, 2009 resulting in the retirement of
 $142.3 million of Exchangeable Notes and the issuance of approximately 4.9 million common shares. This represents 95.2% of the Exchangeable Notes that have an initial put date of August 2011. For each $1,000 Note tendered, holders received 34.2079 common shares.

Impact of Exchange Offer
(Debt to Equity Conversion)

Key Financial Ratios as of March 31, 2009:
Actual
Pro-forma*
Limit
Key Bond Covenants (based on GAAP consolidation)
Total debt to adjusted total assets
53%
44%
60%
Secured debt to adjusted total assets
2%
2%
40%
Unencumbered assets to unsecured debt
186%
223%
135%
Interest coverage
3.65 x
4.55 x
2.00 x
* Reflects the reduction in debt that resulted from the exchange offer completed May 8, 2009.

9

8.4%
4.7%
3.3%
3.3%
3.2%
2.9%
2.8%
2.5%
2.3%
64.4%
The Gap
PVH
Nike
Adidas
VF
Liz
Dress
Barn
Carters
Polo
Other
Retailers
Note: As of March 31, 2009
Portfolio Diversification
2.2%
Jones
Retail
Corp

5.6%
Increase
(1) After FSP 14-1 restatement of interest expense related to 2026 Exchangeable Notes.
(2) Excludes $2.2 million termination rents, $3.3 million abandonment of due diligence costs,
$8.9 million charge for settlement of T-locks, $406,000 debt prepayment premium. Reduced to reflect accounting change requiring recognition of interest expense on convertible debt at market rate, rather than the lower, stated rate.
(3) Represents the midpoint of $2.73 to $2.83 guidance range before adjustment for the dilutive effect of the exchange offer completed on 05/08/09. Excludes a gain on debt extinguishment of approximately $10.8 million to be recognized during the second quarter.

4.1%
Increase
(1) After FSP 14-1 restatement of interest expense related to 2026 Exchangeable Notes.
(2) Excludes $2.2 million termination rents, $3.3 million abandonment of due diligence costs,
$8.9 million charge for settlement of T-locks, $406,000 debt prepayment premium. Reduced to reflect accounting change requiring recognition of interest expense on convertible debt at market rate, rather than the lower, state rate.
(3) Represents the midpoint of $2.73 to $2.83 guidance range before adjustment for the dilutive effect of the exchange offer completed on 05/08/09. Excludes a gain on debt extinguishment of approximately $10.8 million to be recognized during the second quarter.

34%
63%
3%
 * Reflects the reduction in debt and additional shares that resulted from the exchange offer completed May 8, 2009.

Summary of 2008 Financial Results

Straight-line releasing spreads = 44.1%
in 2008 (39.7% in 2007)
Straight-line renewal spreads =
17.5% in 2008 (13.9% in 2007)

Development Update -
New Properties

20

Washington, PA
(south of Pittsburgh)
 82% leased at March 31, 2009
 Construction financed through use
    of lines of credit and tax increment
    financing
 Estimated stabilized return on cost
   of 10.0 to 10.5%

21

 78% leased at March 31, 2009
 Unconsolidated JV
 Construction financed through
    $284.0 million mortgage loan
    maturing May 2012 and partner
    equity
 Estimated stabilized return on cost
   of 8.5% to 9.0%

Development Update -
Pipeline

25

Internal Criteria for Development
  Predevelopment costs are limited to those associated with:
   Costs to control the land (option contract costs)
   Pre-leasing costs
   Due diligence costs
  Criteria required to purchase land and begin development
   Positive results of the due diligence process
   Pre-leasing of 50% or greater with an acceptable tenant mix and visibility for leasing of the remaining leasable space to 75%
   Receipt of all non-appealable permits required to obtain a building permit.
        Acceptable return on cost analysis

Financial Strategies

27

Summary of Financial Strategies
The following are strategic objectives of Tanger’s financial decision making process:
   Focus on improving investment grade rating
   Maintain quality coverage and leverage ratios
   Continue the use of unsecured financing
   Maintain relatively low usage on lines of credit
   Use off balance sheet joint ventures only when necessary
   Maintain manageable levels of debt with staggered maturities
   Recycle capital through the sale of non-core assets and land parcels
   Generate capital internally (cash flow in excess of dividends paid)

Limited Exposure to Rising Interest Rates
* Reflects the reduction in debt that resulted from the exchange offer completed 05/08/09.

29

Financial Capacity
Current capacity of $325 million under lines of credit
   Bank of America, $100 million, 06/30/2011 maturity
   Wells Fargo, $100 million, 06/30/2011 maturity
   SunTrust, $40 million, 08/31/2011 maturity
   BB&T, $35 million, 06/30/2011 maturity
   Citicorp, $25 million, 06/30/2011 maturity
   Wachovia, $25 million, 06/30/2009 maturity
Tanger’s line of credit usage is currently 60% of total available capacity under lines of credit (as of May 19, 2009).

1. Represents convertible debt remaining after completion of exchange offer on 05/08/09.
 Matures August 2026, but puttable at the holders’ option in August 2011.
2. Debt assumed as part of acquisition of Myrtle Beach 17 on 01/05/2009.

Reinvesting in the Company
$35.5 Million Excess Cash Flow
$56.4 Million Dividends

2009 Challenges

Lease Terminations 3Q07 through 1Q09
• Tenants    19
• Stores    131
• GLA    558,794 sf
• Average base rent   $17.31 psf
• Base rental revenue $9.7 million

GLA Terminated by Tenant (sf)

Re-Tenanting Activity

Re-Tenanting Activity

37

   Liquidity and access to capital
   Line of credit capacity
   Near term debt maturities
   Rating agency ratings
   Tenant’s performance in the Tanger portfolio
Analysis of Landlord Risk
Top Ten Tenants (in terms of Tanger revenues)
Tanger analyzes the following information for each of our
top ten tenants:

History of Consistent Results and
Investor Reward

Summary

42

The strength and stability of our core operating portfolio, as well as the strength of our balance sheet, leaves us poised to weather the current economic conditions.
  Low cost of occupancy helps the outlet channel continue to be a viable and profitable means of distribution for retailers and manufacturers.
      Tenant diversification provides Tanger a distinct business advantage.
 No single tenant represents more than 8.4% of our gross leasable area or 5.3% of our total base and percentage rental income.
  Geographical diversification of our portfolio of 31 properties throughout 21 states provides yet another Tanger advantage.
  Tenant Lease Term - The typical Tanger lease term, about 5 years, exceeds the duration of most economic downturns. Tenant rents are fixed or escalate during the term of the lease.
  Strong brand reputation - Shoppers have associated the Tanger name with a superior shopping experience and true savings on the best brand names in the nation for nearly 30 years.
Summary

43

In these difficult economic times, our financial projections are both conservative and achievable. In spite of increased projected vacancy, we will be able to:
  Continue earnings growth
                     Increase average rental rates on renewals and re-
        tenanting
  Satisfy our cash requirements using net operating income

     Maintain sufficient liquidity without additional required
           financing until mid - 2011
Summary